Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, “Ernst & Young, LLP” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated May 28, 2013, on the financial statements and financial highlights of Altegris Equity Long Short Fund in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 504 to File No. 333-122917; Amendment No. 507 to File No. 811-21720)

/s/ Ernst & Young LLP

Philadelphia, PA

July 16, 2013